Exhibit 10.22
RSU (EXECUTIVE) PERFORMANCE VESTING
                     __, 20__
[Name of Recipient]
[Address]
Notice of Grant of Performance-Based Restricted Stock Units
Dear [Name]:
Congratulations! You have been granted a performance-based Restricted Stock Unit Award (the “Award”) pursuant to the terms and conditions [of the UK Sub-Plan]1 of the Verint Systems Inc. (the “Company”) [Restricted Stock Unit Award Agreement (the “Agreement”). The details of your Award are specified below and in the attached Agreement.] / [[2002/2004] Stock Incentive Compensation Plan (as the same may be amended or supplemented from time to time the (“Plan”) for a target of [Number] restricted stock units) as outlined below.]/ [[2002/2004] Stock Incentive Compensation Plan (as the same may be amended or supplemented from time to time, including by any applicable country supplements, collectively the “Plan”) and the attached Performance Based Restricted Stock Unit Award Agreement (the “Agreement”). The details of your Award are specified below and in the attached Agreement.]

Granted To:	[Name] [Social Security Number]

Grant Date:	[Date]

Target Number of Units Granted:	[Number] [(with the opportunity to earn up to [Number][2] additional Units)]

Price Per Unit:	$0.00

[1]	Applicable to UK Grantees.

[2]	Not to exceed 100% of the Target Number of Units (i.e., if the Target Number of Units is 100, the opportunity for additional Units may not exceed 100, for a grand total of 200).
MASTER FORM — RSU Agreement (Performance Vesting)

Vesting Schedule:	The Restricted Stock Units granted hereby shall vest on the dates set forth in the Agreement, upon the achievement [(the “Vesting Dates”)] of specified performance goals[; provided, however, that if either of the following events has not occurred when Restricted Stock Units would otherwise vest (upon the achievement of such performance goals), such Restricted Stock Units will not vest until the later of such events to occur:

[(1) the date the Company becomes current with its reporting obligations under the Securities Exchange Act of 1934, as amended; and]

[(2) the date on which the Company’s shares of common stock are listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Market; and]

[(3) the date the Company has sufficient available capacity under one or more of its existing equity plans or a new shareholder-approved equity incentive plan for all equity awards granted on the date of this award which remain outstanding at such time to vest in compliance with the Nasdaq restriction which provides that only legacy Witness employees and new Company hires since May 25, 2007 may receive awards under the Witness Systems, Inc. Amended & Restated Stock Incentive Plan assumed by the Company in connection with the merger with Witness.]

Restrictions on Re-Sale:	Regardless of the vesting of your Award, in no event shall you be allowed to re-sell the shares underlying this grant of Restricted Stock Units until the Company has an effective registration statement under the Securities Act of 1933, as amended, relating to the shares desired to be sold.
MASTER FORM — RSU Agreement (Performance Vesting)

Termination Date:	Notwithstanding any other provision of this Notice or of the related Performance-Based Restricted Stock Unit Award Agreement, if Restricted Stock Units have not vested by the tenth anniversary of the Date of Grant, such Restricted Stock Units shall be forfeited by Grantee as of such date.

[In addition, any unvested Restricted Stock Units shall be cancelled if your employment terminates prior to the vesting on such units as described above.]

Verint Systems Inc.
By:
Name:
Title:
By my signature below, I hereby acknowledge my receipt of this Award granted on the date shown above, which has been issued to me under the terms and conditions of [the Plan] [and the Agreement]. I further acknowledge receipt of a copy of [the Plan], the Agreement, and the summary information sheet. I agree that the Award is subject to all of the terms and conditions of [the Plan], this Notice and the Agreement [(including any equity plan referred to therein)].

Signature:	Date:

MASTER FORM — RSU Agreement (Performance Vesting)

VERINT SYSTEMS INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
This Performance-Based Restricted Stock Unit Award Agreement (“Agreement”) governs the terms and conditions of the Performance-Based Restricted Stock Unit Award (the “Award”) specified in the Notice of Grant of Performance-Based Restricted Stock Units (the “Notice of Grant”) delivered herewith entitling the person to whom the Notice of Grant is addressed (“Grantee”) to receive from Verint Systems Inc. (the “Company”) the targeted number of performance-based Restricted Stock Units indicated in the Notice of Grant (and the opportunity to earn additional Restricted Stock Units if targeted performance is exceeded, as described herein,[ if provided for in the Notice of Grant]), subject to the terms and conditions of this Agreement. [Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the [UK Sub-Plan of the]3 Verint Systems Inc. [2002/2004] Stock Incentive Compensation Plan (as the same may be amended or supplemented, from time to time, including by any applicable country supplements, collectively, the “Plan”).]
1	RESTRICTED STOCK UNITS; VESTING

1.1	Grant of Performance-Based Restricted Stock Units.
(a)
Subject to the terms of [the Plan and] [this Agreement,] the Company hereby grants to Grantee the targeted number of performance-based Restricted Stock Units indicated in the Notice of Grant (the “Target Units”), vesting of which depends upon the Company’s performance during each Performance Period (defined below), as specified for each such Performance Period.

(b)
Grantee’s right to receive all, any portion of, or more than the Target Units will be contingent upon the Company’s achievement of specified levels of Revenue measured over the following periods (each, a “Performance Period” and, collectively, the “Performance Periods”):

(i)
Payment of the first one-third of the Target Units (the “[2009] Units”) will be contingent upon the achievement of specified levels of Revenue during the period from [February 1, 2009 through January 31, 2010] (the “[2009] Period”);

(ii)
Payment of the second one-third of the Target Units (the “[2010] Units”) will be contingent upon the achievement of specified levels of Revenue during the period from [February 1, 2010 through January 31, 2011] (the “[2010] Period”); and

[3]	Applicable to UK Grantees.
MASTER FORM — RSU Agreement (Performance Vesting)

(iii)
Payment of the final one-third of the Target Units (the “[2011] Units”) will be contingent upon the achievement of specified levels of Revenue during the period from [February 1, 2011 through January 31, 2012] (the “[2011] Period”).

(c)
The applicable “Revenue” definition and target, “Threshold” level, and “Maximum” level (as described below) for each Performance Period will be set by the Board or Committee prior to the conclusion of each such Performance Period, and to the extent practicable, within the first 90 days of each such Performance Period, and will be attached in a performance matrix (the “Performance Matrix”) as an exhibit to this Agreement. A sample Performance Matrix is set forth on Exhibit A hereto.

1.2	Vesting of Performance-Based Restricted Stock Units.
(a)
Below Threshold. If upon conclusion of the relevant Performance Period, Revenue for that Performance Period falls below the “Threshold” level, as set forth in the applicable Performance Matrix, no Restricted Stock Units for that Performance Period shall become vested.

(b)
Between Threshold and Target. If, upon conclusion of the relevant Performance Period, Revenue for that Performance Period equals or exceeds the “Threshold” level, but is less than the “Target” level, as set forth in the applicable Performance Matrix, a portion of the Target Units eligible for vesting during such Performance Period (of between the percentage specified on the Performance Matrix opposite the “Threshold” Revenue level and 100%) will vest based on where actual Revenues for such Performance Period fall between the “Threshold” level and the “Target” level. If the foregoing calculation would result in the vesting of a fraction of a Unit, the result of the calculation will be rounded down to the nearest whole Unit.

(c)
Between Target and Maximum. If, upon the conclusion of the relevant Performance Period, Revenue for that Performance Period equals or exceeds the “Target” level, but is less than the “Maximum” level, as set forth in the applicable Performance Matrix, 100% of the Target Units for such Performance Period will become vested, plus, if the Notice of Grant indicates that units in excess of the Target Units are eligible to be earned, an additional number of Restricted Stock Units (of between 0% and the maximum percentage of the Target Units for such Performance Period specified on the Performance Matrix opposite the “Maximum” Revenue level) based on where actual Revenues for such Performance Period fall between the “Target” level and the “Maximum” level. If the foregoing calculation would result in the vesting of a fraction of a Unit, the result of the calculation will be rounded down to the nearest whole Unit.

MASTER FORM — RSU Agreement (Performance Vesting)

(d)
Equals or Exceeds Maximum. If the Notice of Grant indicates that units in excess of the Target Units are eligible to be earned, and upon conclusion of the relevant Performance Period, Revenue for that Performance Period equals or exceeds the “Maximum” level, as set forth in the applicable Performance Matrix, the maximum percentage of the Target Units for such Performance Period specified on the Performance Matrix opposite the “Maximum” Revenue level shall become vested.

(e)
[Change in Control. Upon the occurrence of a Change in Control (other than a Hostile Change in Control), the Committee may, in its sole discretion, elect to accelerate the vesting of all unvested Restricted Stock Units. In the event of a Hostile Change in Control, such accelerated vesting shall occur automatically upon the occurrence of such Hostile Change in Control. At any time before a Change in Control, the Committee may, without the consent of the Grantee (i) require the entity effecting the Change in Control or a parent or subsidiary of such entity to assume this Award or substitute an equivalent cash award therefor or (ii) terminate and cancel all outstanding Restricted Stock Units upon the Change in Control. In connection with any such termination and cancellation of outstanding Restricted Stock Units upon a Change in Control, the Committee may, in its discretion, cause the payment to the Grantee for each unvested Restricted Stock Unit equal to the Fair Market Value of the Common Stock on the date of the Change in Control. For the purposes of this Section, Restricted Stock Units under this Award shall be considered assumed if, following the closing of the Change in Control transaction, each Restricted Stock Unit confers the right to receive cash in an amount equal to the consideration (if such consideration was cash) or the fair market value of the consideration (if such consideration was stock, other securities, or property) received in such transaction by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock).]

(f)	Conditions; Forfeiture.
(i)	Any Restricted Stock Units that do not become vested based on the foregoing provisions with respect to a given Performance Period will be automatically forfeited by Grantee without consideration.
MASTER FORM — RSU Agreement (Performance Vesting)

(ii)
Except as otherwise provided herein, Grantee’s right to receive any of the Restricted Stock Units is contingent upon his or her remaining in the Continuous Service of the Company or a Subsidiary [or Affiliate][4] through the end of the relevant Performance Period. If Grantee’s Continuous Service terminates for any reason, all Restricted Stock Units which are then unvested shall [be forfeited by Grantee as of the date of termination, unless otherwise determined by the Committee in its sole discretion. In the event of any such forfeiture, all such forfeited Restricted Stock Units shall become the property of the Company.]/[, unless otherwise determined by the Board of Directors of the Company (the “Board”) or a committee thereof designated to administer the Award (the “Committee”) in its sole discretion, be cancelled and the Company shall thereupon have no further obligation thereunder.] For the avoidance of doubt, Grantee acknowledges and agrees that he or she has no expectation that any Restricted Stock Units will vest on the termination of his or her Continuous Service for any reason and that he or she will not be entitled to make a claim for any loss occasioned by such forfeiture as part of any claim for breach of his or her employment or service contract or otherwise.

(iii)
A Grantee’s Continuous Service shall not be considered interrupted in the case of any approved leave of absence. An approved leave of absence shall include sick leave, military leave, or any other leave that is required by statute or promised by contract, by Company policy, or by other authorization of the Company. Any other leave of absence will be considered unauthorized and Grantee’s Continuous Service will be considered terminated for purposes of this Agreement at the start of such unauthorized leave. Notwithstanding the foregoing, unless Grantee’s right to return from an authorized leave is guaranteed by statute or by contract, if an approved leave of absence exceeds six (6) months in any single Performance Period, Grantee will forfeit all of the Restricted Stock Units that are or were eligible for vesting during such Performance Period, on the date such authorized leave exceeds six (6) months in duration; provided, however, that the Committee shall have discretion to waive the effect of the foregoing forfeiture provision or lengthen the six month period before a forfeiture occurs to the extent necessary to comply with applicable tax, labor, or other law or based on the particular facts and circumstances of the leave in question.

(iv)
[Notwithstanding anything to the contrary contained herein, if either of the following events has not occurred on the date Restricted Stock Units would otherwise vest hereunder, such Restricted Stock Units will not vest until the later of such events to occur: (1) the date the Company becomes current with its reporting obligations under the Securities Exchange Act of 1934, as amended; and (2) the date on which the Company’s Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Market.]

[4]	Not applicable to UK Grantees.
MASTER FORM — RSU Agreement (Performance Vesting)

[(iv)
Notwithstanding anything to the contrary contained herein, if any of the following events has not occurred on the date Restricted Stock Units would otherwise vest hereunder, such Restricted Stock Units will not vest until the latest of such events to occur: (1) the date the Company becomes current with its reporting obligations under the Securities Exchange Act of 1934, as amended; (2) the date on which the Company’s Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Market; and (3) the date the Company has sufficient available capacity under one or more of its existing equity plans or a new shareholder-approved equity incentive plan for all equity awards granted on the date of this award which remain outstanding at such time to vest in compliance with the Nasdaq restriction which provides that only legacy Witness employees and new Company hires since May 25, 2007 may receive awards under the Witness Systems, Inc. Amended & Restated Stock Incentive Plan assumed by the Company in connection with the merger with Witness.]

(v)
[Notwithstanding anything to the contrary contained herein, the issuance of Shares (as defined below) upon the vesting of a Restricted Stock Unit shall be delayed in the event the Company reasonably anticipates that the issuance of such shares would constitute a violation of federal securities laws or other applicable law [or Nasdaq rule]. If the issuance of the Shares is delayed by the provisions of this paragraph, such issuance shall occur at the earliest date at which the Company reasonably anticipates issuing such shares will not cause a violation of federal securities laws or other applicable law [or Nasdaq rule]. For purposes of this paragraph, the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of applicable law.]

(vi)
Notwithstanding any other provision of the Notice of Grant or of this Agreement, if Restricted Stock Units have not vested by the tenth anniversary of the Date of Grant, such Restricted Stock Units shall be forfeited by Grantee as of such date. In the event of any such forfeiture, all such forfeited Restricted Stock Units shall become the property of the Company.

MASTER FORM — RSU Agreement (Performance Vesting)

(g)
Determination of Earned Award. Within 60 days following the Board’s receipt of the Company’s audited financial statements covering the relevant Performance Period, the Board or the Committee will determine (i) whether and to what extent the goals relating to Revenue have been satisfied for each Performance Period, (ii) the number of Restricted Stock Units that shall have become vested hereunder and (iii) whether all other conditions to receipt of the Shares have been met. The Board or Committee’s determination of the foregoing shall be final and binding on Grantee absent a showing of manifest error. Notwithstanding the any other provisions of this Agreement, no Restricted Stock Units for a given Performance Period shall vest until the Board or Committee has made the foregoing determinations for such Performance Period [(the date of such determination for each Performance Period a “Vesting Date”)]. In the case of the [2011] Period, such determination shall not be final until on or after the third anniversary of the Date of Grant.

(h)	Issuance of Shares.
(i)
If and when the Restricted Stock Units vest in accordance with the terms of this Agreement without forfeiture, and upon the satisfaction of all other applicable conditions as to the Restricted Stock Units, one Share shall be issuable to Grantee for each Restricted Stock Unit that vests on such date, which Shares, except as otherwise provided herein or in the Notice of Grant, will be free of any Company-imposed transfer restrictions.

(ii)
As soon as administratively practicable following the vesting of Restricted Stock Units in accordance with the terms of this Agreement [(but in no event later than March 15th of the year following the year in which such vesting occurs)], and subject to the satisfaction of all other applicable conditions and provisions hereunder, including, but not limited to, the payment by Grantee of all applicable withholding taxes, the Company shall issue the applicable Shares and, at its option, (a) deliver or cause to be delivered to Grantee a certificate or certificates for the applicable Shares or (b) transfer or arrange to have transferred the Shares to a brokerage account of Grantee designated by the Company.

(iii)
[Subject to any other provision of this Agreement which would further delay the delivery of such Shares, the Shares underlying any portion of this Award which vests shall not be delivered to the Grantee until the earliest of the following events: (a) the date Grantee’s employment with the Company (or a Subsidiary or Affiliate) is terminated (by either party), (b) the date the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the resale of such Shares, and (c) the date that the short-term deferral period under Section 409A of the Code expires with respect to such vested Shares.

MASTER FORM — RSU Agreement (Performance Vesting)

(iv)
Notwithstanding anything to the contrary contained herein, the issuance of Shares (as defined below) upon the vesting of a Restricted Stock Unit shall be delayed in the event the Company reasonably anticipates that the issuance of such shares would constitute a violation of federal securities laws or other applicable law or Nasdaq rule. If the issuance of the Shares is delayed by the provisions of this paragraph, such issuance shall occur at the earliest date at which the Company reasonably anticipates issuing such shares will not cause a violation of federal securities laws or other applicable law or Nasdaq rule. For purposes of this paragraph, the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of applicable law. ]

1.3	Restrictions.
(a)
Grantee shall not have any right in, to, or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Company’s Common Stock) issuable under the Award unless and until the Award is settled by the issuance of such Shares to Grantee, whereupon the Grantee shall have all the rights of a shareholder with respect to such Shares.

(b)
The Restricted Stock Units may not be transferred in any manner other than by will or by the laws of descent and distribution. Any attempt to dispose of Restricted Stock Units or any interest in the same in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.

(c)
Regardless of the vesting of your Award, in no event shall you be allowed to re-sell any shares of Common Stock underlying this grant of Restricted Stock Units (the “Shares”) until the Company has an effective registration statement under the Securities Act of 1933, as amended, relating to the shares desired to be sold.

1.4	Tax; Withholding.
(a)
The [Committee]/[Company] shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company or its Subsidiary with respect to any income recognized by Grantee with respect to the Restricted Stock Units or the [conversion thereof to Shares]/[issuance of Shares pursuant to the terms of the Restricted Stock Units].

(b)
Neither the Company nor any Subsidiary[, Affiliate][5] or agent makes any representation or undertaking regarding the treatment of any tax or withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares subject to the Award. The Company and its Subsidiaries [and Affiliates][6] do not commit and are under no obligation to structure the Award to reduce or eliminate Grantee’s tax liability.

[5]	Not applicable to UK Grantees.

[6]	Not applicable to UK Grantees.
MASTER FORM — RSU Agreement (Performance Vesting)

(c)
Grantee shall be required to meet any applicable tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligations or social security obligations (the “Tax Withholding Obligation”), [in accordance with the provisions of the Plan,] prior to any event in connection with the Award (e.g., vesting, [delivery...etc.]) that the Company determines may result in any Tax Withholding Obligation, and [subject to the Plan,] the Company reserves the right to determine the method or methods by which such Tax Withholding Obligations will be satisfied together with any associated timing or other details required to effectuate such method or methods.

(d)
If[, pursuant to the Plan, Grantee wishes]/[the Company allows, the Grantee may, in order] to satisfy his or her minimum Tax Withholding Obligation, in whole or in part, (i) [by providing]/[provide] the Company with funds sufficient to enable the Company to pay such tax or (ii) [by requiring (subject to Committee disapproval as provided in the Plan)]/[request] that the Company retain or accept, or [by requesting]/[request] that the Company arrange for the sale by Grantee of, shares of its stock sufficient in value (as determined [under the Plan]/[by the Committee in its sole discretion]) to cover the amount of such tax. Grantee will provide written notice of the same, together with a wire transfer or certified check for such funds in the case of clause (i) above, to the Company or its designee in accordance with the timing and other terms of the Company’s notice of election procedures to be separately provided to Grantee, prior to the applicable vesting date or other event in connection with the Award that the Company has advised Grantee may result in a Tax Withholding Obligation. [In addition, Grantee agrees, as a condition to its acceptance of the Award, and as a condition to its vesting, to satisfy any requirement of the Company or any Subsidiary that, prior to vesting of all or any part of the Award, Grantee enter into a joint election under section 431(1) of the UK Income Tax (Earnings and Pensions) Act 2003, the effect of which is that the Shares issued on vesting will be treated as if they were not restricted securities.

(e)	Tax Withholding Obligations shall include, without limitation:
(i)	United Kingdom (UK) income tax; and

(ii)	UK primary class 1 (employee’s) national insurance contributions.][7]
(f)
Grantee is ultimately liable and responsible for all taxes owed by Grantee in connection with the Award, regardless of any action the Company or any of its Subsidiaries[, Affiliates][8] or agents takes with respect to any tax withholding obligations that arise in connection with the Award. Accordingly, Grantee agrees to pay to the Company or its relevant Subsidiary [or Affiliate][9] as soon as practicable, including through additional payroll withholding [(if permitted under applicable law),] any amount of [required] tax withholding that is not satisfied by any such action of the Company or its Subsidiary [or Affiliate][10].

[7]	Applicable to UK Grantees only.

[8]	Not applicable to UK Grantees.

[9]	Not applicable to UK Grantees.

[10]	Not applicable to UK Grantees.
MASTER FORM — RSU Agreement (Performance Vesting)

(g)
[The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of shares of Common Stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of Grantee’s transactions under [the Plan and] this Agreement with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such Rule is applicable to transactions by Grantee.][11]

2	[CERTAIN DEFINITIONS
Defined terms used herein and not otherwise defined in [the Plan or] the body of this Agreement are defined in Appendix A hereto.]
3	REPRESENTATIONS OF GRANTEE
Grantee hereby represents to the Company that Grantee has read and fully understands the provisions of [the Plan and] this Agreement, and Grantee acknowledges that Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award. Grantee acknowledges that this Agreement has not been reviewed or approved by any regulatory authority in his or her country of residence or otherwise.
4	NOTICES
All notices or communications under this Agreement shall be in writing, addressed as follows:
To the Company:
Verint Systems Inc.
330 South Service Road
Melville, NY 11747-3201
U.S.A.
(631) 962-9600 (phone)
(631) 962-9623 (fax)
Attn: Chief Legal Officer

[11]	Keep this provision only for grants made to Accredited Investors under Reg. D. Delete it in grants made under the no sale theory.
MASTER FORM — RSU Agreement (Performance Vesting)

To Grantee:
[as set forth in the Notice of Grant (or if the Notice of Grant does not specify or is provided electronically without a mailing address, as set forth in the Company’s payroll records)]/[as set forth in the Company’s payroll records]
Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given. Grantee will promptly notify the Company in writing upon any change in Grantee’s address.
5	ASSIGNMENT; BINDING AGREEMENT
This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Grantee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Grantee.
6	ENTIRE AGREEMENT; AMENDMENT
This Agreement and the Notice of Grant represent the entire agreement of the parties with respect to the subject matter hereof, except that the [Company reserves the right, in its sole discretion, to make the Award and this Agreement subject to the terms of an equity incentive plan of the Company so long as the terms of such equity incentive plan do not contradict any of the provisions of the Agreement or the Notice of Grant.]/[provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement or the Notice of Grant and the Plan, the provisions of the Plan shall control.] [In the event that the Grantee becomes entitled to units in excess of the Target Units under the terms of this Agreement and there are insufficient shares available to cover such excess units under the Plan, such excess units shall be settled from another equity incentive plan of the Company to be designated by the Committee and the terms and conditions of such plan shall govern such excess units and the shares underlying the same.] This Agreement or the Notice of Grant may be amended by the Committee without the consent of Grantee except in the case of an amendment adverse to Grantee, in which case Grantee’s consent shall be required. [Notwithstanding the foregoing, however, the Committee shall have the power to adopt regulations for carrying out this Agreement and to make changes in such regulations, as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of this Agreement and the administration thereof, and all action taken by the Committee, shall be final and binding.]
MASTER FORM — RSU Agreement (Performance Vesting)

7	GOVERNING LAW
[This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of New York other than the conflict of laws provisions of such laws.]/[This Agreement shall be governed by the laws of the state of New York, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction. Each party to this Agreement hereby consents and submits himself, herself or itself to the jurisdiction of the courts of the state of New York for the purposes of any legal action or proceeding arising out of this Agreement. Nothing in this Agreement shall affect the right of the Company to commence proceedings against the Grantee in any other competent jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the Grantee in any manner authorized by the laws of any such jurisdiction. The Grantee irrevocably waives:
(a) any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section; and
(b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum.]
8	SEVERABILITY
Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.
9	ONE-TIME GRANT; NO RIGHT TO CONTINUED SERVICE OR PARTICIPATION; EFFECT ON OTHER PLANS
Grantee’s award of Restricted Stock Units is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. Neither this Agreement nor the Notice of Grant shall confer upon Grantee any right with respect to continued service with the Company, a Subsidiary [or Affiliate]12, nor shall it interfere in any way with the right of the Company a Subsidiary [or Affiliate]13 to terminate Grantee’s Continuous Service at any time. Payments received by Grantee pursuant to this Agreement and the Notice of Grant shall not be [considered salary or other compensation for purposes of any severance pay or similar allowance and shall not be]14 included in the determination of benefits under any pension, group insurance[,severance]15 or other benefit plan of the Company or any Subsidiaries [or Affiliate]16 in which Grantee may be enrolled or for which Grantee may become eligible, except as [otherwise required by law, as]17 may be provided under the terms of such plans, or as determined by the Board of Directors of the Company.

[12]	Not applicable to UK Grantees.

[13]	Not applicable to UK Grantees.

[14]	Not applicable to UK Grantees.

[15]	Applicable to UK Grantees.

[16]	Not applicable to UK Grantees.

[17]	Not applicable to UK Grantees.
MASTER FORM — RSU Agreement (Performance Vesting)

10	NO STRICT CONSTRUCTION
No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of [the Plan,] this Agreement, the Notice of Grant or any rule or procedure established by the Committee.
11	USE OF THE WORD “GRANTEE”
Wherever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or the laws of descent and distribution, the word “Grantee” shall be deemed to include such person or persons.
12	FURTHER ASSURANCES
Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement [and the Plan].
13	AMENDMENT TO MEET THE REQUIREMENTS OF SECTION 409A
Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of Grantee, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance[, or any other applicable equivalent tax law, rule, or regulation,] as the Company deems appropriate or advisable.
MASTER FORM — RSU Agreement (Performance Vesting)

14	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a regular cash dividend, the Board shall make appropriate adjustment in the number and kind of shares to which the Restricted Stock Units relate and any other adjustments to the Award as it determines appropriate. No fractional Restricted Stock Units shall be awarded pursuant to such an adjustment.
15	CONSENT TO TRANSFER PERSONAL DATA
[By accepting this award of Restricted Stock Units, Grantee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. Grantee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect Grantee’s ability to participate in the Plan.] The Company and its Subsidiaries hold certain personal information about Grantee, that may include Grantee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock held in the Company, or details of any entitlement to shares of stock awarded, canceled, purchased, vested, or unvested, for the purpose of implementing, managing and administering [the Plan,] [the Award or the Agreement] (“Data”). [The Company and/or its Subsidiaries will]/[The Grantee hereby agrees that the Company and/or its Subsidiaries] may transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Grantee’s participation in [the Plan,] [the Award or the Agreement], and the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of [the Plan,] [the Award or the Agreement]. These recipients may be located throughout the world, including [the United States.]/[outside the Grantee’s country of residence (or outside of the European Union, for Grantee’s located within the European Union). Such countries may not provide for a similar level of data protection as provided for by local law (such as, for example, European privacy directive 95/46/EC and local implementations thereof).] [Grantee authorizes them]/[Grantee hereby authorizes those recipients – even if they are located in a country outside of Grantee’s country of residence (or outside of the European Union, for Grantee’s located within the European Union)]– to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing Grantee’s participation in [the Plan,] [the Award or the Agreement], including any requisite transfer of such Data as may be required for the administration of [the Plan,] [the Award or the Agreement] and/or the subsequent holding of shares of stock on Grantee’s behalf by a broker or other third party with whom Grantee or the Company may elect to deposit any shares of stock acquired pursuant to [the Plan,] [the Award or the Agreement]. Grantee [is not obliged to consent to such collection, use, processing and transfer of personal data and] may, at any time, review Data, require any necessary amendments to it or withdraw the consent contained in this section by contacting the Company in writing. However, withdrawing or withholding consent may affect Grantee’s ability to participate in [the Plan,] [the Award or the Agreement]. More information on the Data and/or the consequences of withholding or withdrawing consent can be obtained from the Company’s legal department.
END OF AGREEMENT
MASTER FORM — RSU Agreement (Performance Vesting)

Appendix A
CERTAIN DEFINITIONS
[For purposes of this Agreement, the following terms have the following meanings:
“1934 Act” means the Securities Exchange Act of 1934, as amended.
“Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.
“Change in Control” means (i) the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) any person (as such term is defined in Section 13(d) of the 1934 Act), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that (a) at least a portion of such securities sought pursuant to the offer in question is acquired and (b) after consummation of such offer, the person, corporation or other entity in question is the “beneficial owner” (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the outstanding shares of Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock); (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iv) the occurrence of any other event the Committee determines shall constitute a “Change in Control” hereunder.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the common stock of the Company, par value $.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 14 of the Agreement.
MASTER FORM — RSU Agreement (Performance Vesting)

“Continuous Service” means that the provision of services to the Company or a Subsidiary or Affiliate in any capacity of employee, director or consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an employee, director or consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a subsidiary or affiliate notwithstanding any required notice period that must be fulfilled before a termination as an employee, director or consultant can be effective under applicable labor laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiary or Affiliate, or any successor, in any capacity of employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary or Affiliate in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(a) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board or Pink Sheets) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c) In the absence of an established market for the Common Stock of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith.
MASTER FORM — RSU Agreement (Performance Vesting)

“Hostile Change in Control” means any Change in Control that is not approved or recommended by the Board.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.]
MASTER FORM — RSU Agreement (Performance Vesting)

EXHIBIT A
Performance Matrix for 20[__] Period
20[__] Units (Target Units for 20[__] Period):
Definition of “Revenue” for period (e.g., Consolidated GAAP revenue including/excluding the following items...):
Target “Revenue” for 20[__] Period: $

Percent of 20[XX]
Revenue Achieved in 20[XX] Period	Units Vesting
Threshold ([ ]% of 20[ ] Target Revenues)	[ ]	%
Target (100% of 20[ ] Target Revenues)	100%
Maximum ([ ]% of 20[ ] Target Revenues)	[ ]	%[18]

[18]
Not to exceed 200% (i.e., if the Target Number of Units is 100, the opportunity for additional Units may not exceed 100, for a grand total of 200 Units). If the Notice of Grant does not make additional units available for over-performance, replace this line of the table with “Maximum: Not Applicable”.

MASTER FORM — RSU Agreement (Performance Vesting)